UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2021

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 3, 2021, the compensation committee (the “Committee”) of the board of directors of Rocket Lab USA, Inc., a Delaware corporation (the “Company”) approved and adopted the Executive Severance Plan (the “Severance Plan”), in which the Company’s named executive officers participate, subject to their execution of a participation agreement.

The Severance Plan provides that upon a (A) termination by us other than for “cause”, death or “disability” or (B) resignation for “good reason”, as each term is defined in the Severance Plan, in each case outside of the “change in control period” (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer, Mr. Peter Beck, and six months for Tier 2 officers (which is determined by the plan administrator and include Mr. Adam Spice, the Company’s Chief Financial Officer, and Mr. Shaun O’Donnell, the Company’s Executive Vice President, Global Operations) and (ii) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for up to 12 months for our Chief Executive Officer and six months for Tier 2 officers. The payments under (i) and (ii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer, and six months for Tier 2 officers.

The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Chief Executive Officer and 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Tier 2 officers, (II) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for 18 months for our Chief Executive Officer and 12 months for our Tier 2 officers, and (III) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target levels in accordance with the terms of the applicable award agreement.

The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by the Company pursuant to Section 280G of the Internal Revenue Code, or Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On November 3, 2021, the Committee also approved and adopted new forms of award agreements under the Company’s 2021 Stock Option and Incentive Plan, pursuant to which certain awards may be granted to the Company’s named executive officers and non-employee directors, including a new form of Restricted Stock Unit Award Agreement for Employees, Restricted Stock Unit Award Agreement for Non-Employee Directors, Restricted Stock Award Agreement for Employees, Non-Qualified Stock Option Agreement for Non-Employee Directors, Non-Qualified Stock Option Agreement for Employees and Incentive Stock Option Agreement, which are included as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Rocket Lab USA, Inc. Executive Severance Plan

10.2	Form of Restricted Stock Unit Award Agreement for Employees

10.3	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.4	Form of Restricted Stock Award Agreement for Employees

10.5	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors

10.6	Form of Non-Qualified Stock Option Agreement for Employees

10.7	Form of Incentive Stock Option Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain information contained in exhibits has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally such omitted information upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2021	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer